Exhibit 10.15

LEHMAN BROTHERS HOLDINGS INC.

1996 MANAGEMENT OWNERSHIP PLAN

As amended through November 8, 2007

SECTION 1 — PURPOSE

The purpose of the Lehman Brothers Holdings Inc. 1996 Management Ownership Plan (the “Plan”) is to strengthen Lehman Brothers Holdings Inc. (the “Company”) by providing selected employees of the Company with the opportunity to acquire a proprietary and vested interest in the growth and performance of the Company, thus generating an increased incentive to contribute to the Company’s future success and prosperity, enhancing the value of the Company for the benefit of stockholders, and enhancing the Company’s ability to attract and retain individuals of exceptional talent.

The purposes of the Plan are to be achieved through the grant of various types of stock-based awards.

SECTION 2 — DEFINITIONS

For purposes of the Plan, the capitalized terms shall have the meanings ascribed to them in Exhibit A hereof.

SECTION 3 — SHARES SUBJECT TO THE PLAN

(a)     Shares of Common Stock which may be issued under the Plan may be either authorized and unissued shares of Common Stock or authorized and issued shares of Common Stock held in the Company’s treasury, or any combination thereof. Subject to adjustment as provided in Section 14, the number of shares of Common Stock with respect to which Awards (whether distributable in shares of Common Stock or in cash) may be granted under the Plan shall be 42 million shares. The maximum number of shares of Common Stock available for stock options, stock appreciation rights or Other Stock-based Awards that may be granted to a Participant during a calendar year shall not exceed two million.

(b)     Notwithstanding the last sentence of Section 3(a), to the extent that the number of shares of Common Stock with respect to which Awards may be granted under the Plan to an individual in any calendar year exceeds the number of shares of Common Stock with respect to which Awards were granted under the Plan during that calendar year, such excess shall be available for grant under the Plan in succeeding calendar years.

(c)     In the event that any other Award subject to repurchase or forfeiture rights is reacquired by the Company or if any Award is canceled, terminates or expires unexercised (except with respect to a stock option which terminates on the exercise of a stock appreciation right) for any reason under the Plan, any Common Stock allocated in connection with such Award shall thereafter again be available for grant pursuant to the Plan.

SECTION 4 — ELIGIBILITY

Members of the Corporate Management Committee and the Operating Committee (and successor entities of such committees), all Senior Vice Presidents, all Managing Directors and officers holding a title senior to Managing Director are eligible to be Participants in the Plan.

SECTION 5 — ADMINISTRATION

The Plan shall be administered by the Committee, which shall have the power to select those Participants who shall receive Awards and to determine the terms of such Awards. As to the selection of, and the terms of Awards granted to, Participants who are not Executive Officers, the Committee may delegate any or all of its responsibilities to officers or employees of the Company. With respect to any “Covered Employee” (as such term is defined in Section 162(m) of the Code), the Committee shall administer the Plan in such a manner as to comply with the requirements for deductibility under Section 162(m) of the Code.

The Committee’s authority hereunder shall include, without limitation, the establishment of vesting schedules or exercisability in installments with respect to Awards. The Committee may, in its sole discretion, accelerate or waive vesting or exercise periods or the lapse of restrictions on all or any portion of any Award, or extend the exercisability (including to extend or provide for post-termination exercisability) of stock options or stock appreciation rights; provided that such exercisability shall not extend past ten years from the date of grant of any incentive stock options.

Subject to the provisions of the Plan, the Committee shall be authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to determine the terms and provisions of any agreements entered into hereunder, and to make all other determinations necessary or advisable for the administration of the Plan. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan or in any Award in the manner and to the extent it shall deem desirable to carry the Plan or any such Award into effect. The determinations of the Committee in the administration of the Plan, as described herein, shall be final and conclusive.

The validity, construction and effect of the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of Delaware and applicable Federal law.

SECTION 6 — STOCK OPTIONS

(a)     Any stock options granted under the Plan shall be in such form as the Committee may from time to time approve and shall be subject to the terms and conditions provided herein and such additional terms and conditions not inconsistent with the terms of the Plan as the Committee shall deem desirable.

(b)     Stock options may be granted to any Participant. Each grant of stock options shall specify whether the underlying options are intended to be incentive stock options or non-incentive stock options. In the case of incentive stock options, the terms and conditions of such grants shall be subject to and comply with such requirements as may be prescribed by Section 422(b) of the Code, as from time to time amended, and any implementing regulations, including, but not limited to, the requirement that such stock options are exercisable during the Participant’s lifetime only by such Participant. The Committee shall establish the option price at the time each stock option is granted, which price shall not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant.

(c)     No stock options may be exercisable later than ten years after their date of grant. The option price of each share of Common Stock as to which a stock option is exercised shall be paid in full at the time of such exercise or as otherwise permitted by the Committee. Such payment may be made at the sole discretion of the Committee, pursuant to and in accordance with criteria and guidelines established by the Committee (which criteria and guidelines may be different for Executive Officers and for other Participants), as the same may be modified from time to time, (i) in cash (in any form of currency acceptable to the Committee), (ii) by tender of shares of Common Stock already owned by the Participant, valued at Fair Market Value as of the date of exercise, (iii) if authorized by the Committee, by withholding pursuant to the election of the Participant, which election is subject to the disapproval of the Committee, from those shares that would otherwise be obtained upon exercise of the option a number of shares having a Fair Market Value equal to the option price, (iv) if authorized by the Committee, and in combination with services rendered by the exercising Participant, by delivery of a properly executed exercise notice together with irrevocable instructions to a securities broker (or, in the case of pledges, lender) approved by the Company to, (a) sell shares of Common Stock subject to the option and to deliver promptly to the Company a portion of the proceeds of such sale transaction on behalf of the exercising Participant to pay the option price, or (b) pledge shares of Common Stock subject to the option to a margin account maintained with such broker or lender, as security for a loan, and such broker or lender, pursuant to irrevocable instructions, delivers to the Company the loan proceeds, at the time of exercise to pay the option price, (v) by any combination of (i), (ii), (iii) or (iv) above or (vi) by other means that the Committee deems appropriate.

(d)     A stock option holder may, in the discretion of the Committee, have the right to surrender a stock option or any portion thereof to the Company within 30 days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of unexercised shares of Common Stock under the option which are being surrendered multiplied by (b) the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with the Change in Control or (B) the highest Fair Market Value per share of Common Stock in the 90-day period preceding such Change in Control, over (ii) the purchase price of the option as set forth in the underlying option agreement (the foregoing, a “Limited SAR”).

SECTION 7 — STOCK APPRECIATION RIGHTS

(a)     Stock appreciation rights may be granted independent of any stock option or in conjunction with all or any part of any stock option granted under the Plan, either at the same time as the stock option is granted or at any later time during the term of the option. Stock appreciation rights shall be subject to such terms and conditions as determined by the Committee, not inconsistent with the provisions of the Plan.

(b)     Upon exercise, a stock appreciation right shall entitle the Participant to receive from the Company an amount equal to the excess of the Fair Market Value of a share of Common Stock on the date of exercise of the stock appreciation right over the per share grant or option price, as applicable (or such lesser amount as the Committee may determine at the time of grant), multiplied by the number of shares of Common Stock with respect to which the stock appreciation right is exercised. Upon the exercise of a stock appreciation right granted in connection with a stock option, the stock option shall be canceled to the extent of the number of shares as to which the stock appreciation right is exercised, and upon the exercise of a stock option granted in connection with a stock appreciation right or the surrender of such stock option, the stock appreciation right shall be canceled to the extent of the number of shares as to which the stock option is exercised or surrendered. The Committee shall determine whether the stock appreciation right shall be settled in cash, Common Stock or a combination of cash and Common Stock.

(c)     A holder of a stock appreciation right may, in the discretion of the Committee, have the right to surrender the stock appreciation right or any portion thereof to the Company within 30 days following a Change in Control and to receive from the Company in exchange therefor a cash payment in an amount equal to (a) the number of shares of Common Stock under the stock appreciation right which are being exercised, multiplied by (b) the excess of (i) the greater of (A) the highest price per share of Common Stock paid in connection with the Change in Control or (B) the highest Fair Market Value per share of Common Stock in the 90 day period preceding such Change in Control, over (ii) the per share grant price of the stock appreciation right as set forth in the underlying agreement.

SECTION 8 — OTHER STOCK-BASED AWARDS

(a)     Other Awards of Common Stock and Awards that are valued in whole or in part by reference to, or otherwise based on, the Fair Market Value of Common Stock (all such Awards being referred to herein as “Other Stock-based Awards”), may be granted under the Plan in the discretion of the Committee. Other Stock-based Awards shall be in such form as the Committee shall determine, including without limitation, (i) the right to purchase shares of Common Stock, (ii) shares of Common Stock subject to restrictions on transfer until the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee, and (iii) shares of Common Stock issuable upon the completion of a specified period of service, the occurrence of an event or the attainment of performance objectives, each as specified by the Committee. Other Stock-based Awards may be granted alone or in addition to any other Awards made under the Plan. All references in the preceding sentence to “specified period of service,” in the case of Other Stock-based Awards which (i) are not in lieu of cash compensation to employees generally, (ii) are not paid to recruit a new employee in an amount of less than 5% of the total awards available for grant under the Plan or (iii) are not subject to the attainment of performance objectives, shall provide that vesting, restrictions on transfer or some other comparable restriction which incents continued performance of the recipient, will be for a period of not less than three years (although vesting or lapsing may occur in tranches over the three years), unless there is a Change in Control or the recipient retires, becomes disabled or dies. Subject to the provisions of the Plan, the Committee shall have sole and absolute discretion to determine to whom and when such Other Stock-based Awards will be made, the number of shares of Common Stock to be awarded under (or otherwise related to) such Other Stock-based Awards and all other terms and conditions of such Awards. The Committee shall determine whether Other Stock-based Awards shall be settled in cash, Common Stock or a combination of cash and Common Stock.

(b)     With respect to any restricted stock units granted under the Plan, the obligations of the Company or any Subsidiary are limited solely to the delivery of shares of Common Stock on the date when such shares of Common Stock are due to be delivered under each Agreement, and in no event shall the Company or any Subsidiary become obligated to pay cash in respect of such obligation (except that the Company or any Subsidiary may pay to Participants amounts in cash in respect of a restricted stock unit equal to cash dividends paid to a holder of shares of

Common Stock, for fractional shares or for any amounts payable in cash upon the occurrence of a Change in Control).

(c)     The Committee shall establish the performance objective that must be attained in order for the Company to grant other Other Stock-based Awards. Accordingly, unless the Committee determines at the time of grant not to qualify the award as performance based compensation under Section 162(m) of the Code, the performance objectives for awards made under the Plan will be based upon one or more of the following criteria: (i) before or after tax net income; (ii) earnings per share; (iii) book value per share; (iv) stock price; (v) return on stockholders’ equity; (vi) the relative performance of peer group companies; (vii) expense management; (viii) return on investment; (ix) improvements in capital structure; (x) profitability of an identifiable business unit or product; (xi) profit margins; (xii) budget comparison; and (xiii) total return to stockholders. Participants who have primary responsibility for a business unit of the Company may be measured on business unit operating profit, business unit operating profit as a percent of revenue, and/or measures related to business unit profitability above its cost of capital, in place of some or all of the corporate performance measures. The Committee must certify as to the attainment of the applicable performance goals prior to payment of any Other Stock-based Awards and may reduce the amount of any Other Stock-based Award.

SECTION 9 — DIVIDENDS, EQUIVALENTS AND VOTING RIGHTS

Awards other than stock options and stock appreciation rights may, at the discretion of the Committee, provide the Participant with dividends or dividend equivalents and voting rights prior to either vesting or earnout.

SECTION 10 — AWARD AGREEMENTS

Each Award under the Plan shall be evidenced by an agreement setting forth the terms and conditions, not inconsistent with the provisions of the Plan, as determined by the Committee, which shall apply to such Award.

SECTION 11 — WITHHOLDING

The Company shall have the right to deduct from all amounts paid to any Participant in cash (whether under this Plan or otherwise) any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Common Stock, at the Committee’s discretion, the Participant may be required to pay to the Company the amount of any taxes required to be withheld with respect to such Common Stock, or, in lieu thereof, the Company shall have the right to retain the number of shares of Common Stock the Fair Market Value of which equals the amount required to be withheld. Without limiting the foregoing, the Committee may, in its discretion and subject to such conditions as it shall impose, permit share withholding to be done at the Participant’s election.

SECTION 12 — NON-TRANSFERABILITY

No Award shall be assignable or transferable, and no right or interest of any Participant in any Award shall be subject to any lien, obligation or liability of the Participant, except by will, the laws of descent and distribution, or as otherwise set forth in the Award agreement.

SECTION 13 — NO RIGHT TO EMPLOYMENT OR CONTINUED PARTICIPATION IN PLAN/NO RIGHTS AS STOCKHOLDERS

(a)     No person shall have any claim or right to the grant of an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or to be eligible for any subsequent Awards. Further, the Company expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as provided herein or in any agreement entered into hereunder.

(b)     The grant of an Award shall not be construed as giving a Participant the rights of a stockholder of Common Stock unless and until shares of Common Stock have been issued to Participants pursuant to Awards hereunder.

SECTION 14 — ADJUSTMENT OF AND CHANGES IN COMMON STOCK

In the event of any change in the outstanding shares of Common Stock by reason of any Common Stock dividend or split, recapitalization, merger, consolidation, spin-off, combination or exchange of shares or other corporate exchange, or any distribution to stockholders of Common Stock other than regular cash dividends, the Committee shall make a substitution or adjustment to the number or kind of shares of Common Stock or other securities issued or reserved for issuance pursuant to the Plan, and to outstanding Awards, as well as the option price or other affected terms of such Awards as in its judgment shall be necessary to preserve the Participant’s rights substantially proportionate to the rights existing prior to such event.

Unless otherwise provided in an award agreement, after a merger of one or more corporations into the Company or after a consolidation of the Company and one or more corporations (a “Merger Event”) in which the Company shall be the surviving or resulting corporation, an Award holder shall, where applicable, at the same cost, be entitled upon the exercise of an Award, to receive (subject to any action required by stockholders) such securities of the surviving or resulting corporation as shall be equivalent to the shares underlying such Award as nearly as practicable to the nearest whole number and class of shares of stock or other securities.

Unless otherwise provided in an award agreement, if the Company enters into any agreement with respect to any transaction which would, if consummated, result in a Merger Event in which the Company will not be the surviving corporation, the Committee in its sole discretion and without liability to any person shall determine what actions shall be taken with respect to outstanding Awards, if any, including, without limitation, the payment of a cash amount in exchange for the cancellation of an Award or the requiring of the issuance of substitute Awards that will substantially preserve the value, rights and benefits of any affected Awards previously granted hereunder as of the date of the consummation of the Merger Event.

SECTION 15 — AMENDMENT

The Committee or the Board may amend, suspend or terminate the Plan or any portion hereof at any time, provided that no amendment shall be made without approval of the stockholders of the Company which shall (i) increase (except as provided in Section 14 hereof) the total number of shares or the percentage of shares reserved for issuance pursuant to the Plan; (ii) change the class of Employees eligible to be Participants; (iii) extend the date after which Awards cannot be granted under the Plan; or (iv) materially increase the benefits to any participant or group of participants covered by the Plan without approval by the stockholders of the Company.

SECTION 16 — UNFUNDED STATUS OF PLAN

The Plan is intended to constitute an “unfunded” plan for long-term incentive compensation. With respect to any payments not yet made to a Participant, including any Participant optionee, by the Company, nothing herein contained shall give any Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments in lieu thereof or with respect to options, stock appreciation rights and other Awards under the Plan; provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

SECTION 17 — EFFECTIVE DATE

Subject to approval of the stockholders of the Company, in accordance with Rule 16b-3 under the Securities Exchange Act of 1934, and Code Sections 162(m) and 422, this Plan shall be effective on April 10, 1996. No Awards may be granted under the Plan on or after January 10, 2006.

SECTION 18 — SECTION 409A

Notwithstanding other provisions of the Plan or any Award agreements thereunder, no Award shall be granted, deferred, accelerated, extended, paid out or modified under this Plan in a manner that would result in the imposition of an additional tax under Section 409A of the Code upon a Participant.  In the event that it is reasonably determined by the Committee that, as a result of Section 409A of the Code, payments or deliveries of shares in respect of any Award under the Plan may not be made at the time contemplated by the terms of the Plan or the relevant Award agreement, as the case may be, without causing the Participant holding such Award to be subject to taxation under Section 409A of the Code, the Company will make such payment or delivery of shares on the first day that would not result in the Participant incurring any tax liability under Section 409A of the Code.  In the case of a Participant who is a “specified employee” (within the meaning of Section 409A(a)(2)(B)(i) of the Code), payments and/or deliveries of shares in respect of any Award subject to Section 409A of the Code that are linked to the date of the Participant’s separation from service shall not be made prior to the date which is six (6) months after the date of such Participant’s separation from service from the Company and its affiliates, determined in accordance with Section 409A of the Code and the regulations promulgated thereunder.  The Company shall use commercially reasonable efforts to implement the provisions of this Section 18 in good faith; provided that neither the Company, the Committee nor any of the Company’s employees, directors or representatives shall have any liability to Participants with respect to this Section 18.

EXHIBIT A

(a)     “Award” shall mean any type of stock-based award granted pursuant to the Plan.

(b)     “Board” shall mean the Board of Directors of the Company; provided, however, that any action taken by a duly authorized committee of the Board within the scope of authority delegated to such committee by the Board shall be considered an action of the Board for purposes of this Plan.

(c)     “Change in Control” shall mean the occurrence during the term of the Plan of:

a)   The commencement (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934 (the “Exchange Act”)) of a tender offer for more than 20% of the Company’s outstanding shares of capital stock having ordinary voting power in the election of directors (the “Voting Securities”);

b)  An acquisition (other than directly from the Company) of any voting securities of the Company by any “Person” (as the term person is used for purposes of Section 13(d) or 14(d) of the Exchange Act) immediately after which such Person has “Beneficial Ownership” (within, the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of the combined voting power of the Company’s then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A “Non-Control Acquisition” shall mean an acquisition by (i) an employee benefit plan (or a trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by (A) the Company or (B) any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a “Subsidiary”), (ii) the Company or its Subsidiaries, or (iii) any Person who files in connection with such acquisition a Schedule 13D which expressly disclaims any intention to seek control of the Company and does not expressly reserve the right to seek such control; provided, however, that any amendment to such statement of intent which either indicates an intention or reserves the right to seek control shall be deemed an “acquisition” of the securities of the Company reported in such filing as beneficially owned by such Person for purposes of this paragraph (b);

c)   The individuals who, as of the effective date of the 1994 initial public trading in Company shares, are members of the Board (the “Incumbent Board”), ceasing for any reason to constitute at least a majority of the members of the Board; provided, however, that if the election, or nomination for election by the Company’s common stockholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened “Election Contest” (as described in Rule 14a-11 promulgated under the Exchange Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board (a “Proxy Contest”) including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest;

d)  Approval by stockholders of the Company of:

(i)      A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a “Non-Control Transaction”; i.e., meets each of the requirements described in (A), (B) and (C) below:

(A)  the stockholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly, immediately following such merger, consolidation or reorganization, at least the Applicable Minimum Percentage (as defined below) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization;

(B)   the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least the Applicable Minimum Proportion (as defined below) of the members of the board of directors of the Surviving Corporation immediately following the consummation of such merger, consolidation or reorganization; and

(C)   no Person other than the Company, any Subsidiary, any employee benefit plan (or any trust forming a part thereof or a trustee thereof acting solely in its capacity as trustee) maintained by the Company, the Surviving Corporation, or any Subsidiary, or any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of 20% or more of the then outstanding Voting Securities has Beneficial Ownership of 20% or more of the combined voting power of the Surviving Corporation’s then outstanding voting securities immediately following the consummation of such merger, consolidation or reorganization;

(ii)     A complete liquidation or dissolution of the Company; or

(iii)    An agreement for the sale or other disposition of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary); or

e)  An event that would constitute a “Change in Control” within the meaning of Section 2(g) in the Lehman Brothers Holdings Inc. 2005 Stock Incentive Plan.

With respect to paragraph (d)(i) above, “Applicable Minimum Percentage” means (1) eighty percent (80%) with respect to Awards made prior to December 11, 2000, and (2) fifty percent (50%) with respect to Awards made on or after December 11, 2000; and “Applicable Minimum Proportion” means (1) two-thirds with respect to Awards made prior to December 11, 2000, and (2) a majority with respect to Awards made on or after December 11, 2000.

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, and thereafter such Beneficial Owner acquires any additional Voting Securities which increases the percentage of the then outstanding Voting Securities Beneficially Owned by the Subject Person, then a Change in Control shall occur.

(d)     “Code” shall mean the Internal Revenue Code of 1986, as from time to time amended.

(e)     “Committee” shall mean the Compensation and Benefits Committee of the Company.

(f)      “Common Stock” shall mean the common stock of the Company, $.10 par value.

(g)     “Company” shall mean Lehman Brothers Holdings Inc. and, except as otherwise specified in this Plan in a particular context, any successor thereto, whether by merger, consolidation, purchase of substantially all its assets or otherwise.

(h)     “Executive Officer” shall mean a Participant who is subject to the requirements of Sections 16(a) and 16(b) of the Securities Exchange Act of 1934.

(i)      “Fair Market Value” on any date means the closing price of the shares on such date on the principal national securities exchange on which such shares are listed or admitted to trading (or, if such exchange is not open on such date, the immediately preceding date on which such exchange is open), the arithmetic mean of the per share closing bid price and per share closing asked price on such date as quoted on the National Association of Securities Dealers Automated Quotation System, or such other market in which such prices are regularly quoted, or, if there have been no published bid or asked quotations with respect to such shares on such date, the Fair Market Value shall be the value established by the Committee in good faith and, in the case of an incentive stock option, in accordance with Section 422 of the Code.

(j)      “Other Stock-based Award” shall mean any of those Awards described in Section 8 hereof.

(k)     “Participant” shall mean a member of the Corporate Management Committee or the Operating Committee (and successor entities of such committees), a Senior Vice President, a Managing Director or an officer holding a title senior to Managing Director who is selected by the Committee to receive an Award under the Plan.

(l)      “Subsidiary” shall mean any corporation which at the time qualifies as a subsidiary of the Company under the definition of “subsidiary corporation” in Section 424(f) of the Code, as amended from time to time.